Exhibit 99.1

CARMAX ANNOUNCES UPCOMING CHIEF OPERATING OFFICER RETIREMENT
Company Highlights Succession Plan and Executive Promotions

Richmond, Va., October 30, 2017 – CarMax, Inc. (NYSE:KMX) today announced that Cliff Wood plans to retire as executive vice president and chief operating officer by the end of the summer of 2018 and will be succeeded by Ed Hill, currently CarMax’s executive vice president, strategy and business transformation.

“Cliff has been instrumental in building CarMax’s industry-leading store operations,” said Bill Nash, CarMax president and CEO. “He has helped guide the company successfully through many years of growth and has built a strong field leadership team. We are incredibly grateful for his many years of service and contributions to CarMax’s success.” Wood joined CarMax in 1993 as a buyer at CarMax’s first location in Richmond, Virginia.

Mr. Hill, 58, was promoted to executive vice president, strategy and business transformation in 2016. He joined CarMax in 1995 as director of service operations and progressively advanced to senior vice president, assuming leadership for CarMax’s corporate strategy in 2012. Prior to joining CarMax, he served in operational roles for several technology companies.

“Ed was the driving force behind the development and ongoing enhancement of our vehicle reconditioning process, one of CarMax’s key competitive advantages,” said Mr. Nash. “He has been an integral member of the executive leadership team, and his breadth of experience in operations, corporate strategy and enterprise change management will be essential for our future growth.”

CarMax also announced that, effective November 1, 2017, two additional executives will be promoted. Darren Newberry will be promoted to senior vice president, store operations, and Joe Wilson will be promoted to senior vice president, store strategy and logistics.

Mr. Newberry, 48, was promoted to vice president, regional sales, in 2016, responsible for the field sales organization through the 11 CarMax regions. He joined CarMax in March 2004 as location general manager-in-training in the Los Angeles region and was promoted to location general manager of the Duarte, California store in 2006. He was promoted subsequently to positions of increasing responsibility, including regional vice president general manager of the Baltimore region in 2013 and the Los Angeles region in 2014. Prior to joining CarMax, Mr. Newberry served as store manager and area manager for Bed, Bath and Beyond from 1994 to 2004. In his new role, he will lead the field operations for the sales, service and merchandising organizations.

Mr. Wilson, 44, was promoted to vice president, merchandising operations in 2016. He began his career at CarMax in May 1995 as a buyer-in-training at the Raleigh, N.C. store, where he was subsequently promoted to buyer and then senior buyer.  Mr. Wilson later served as purchasing manager at two CarMax stores in southern Florida before being promoted to regional vice president of merchandising.  He was promoted to assistant vice president, auction services and merchandising development in 2008 and then vice president, auction services and merchandising development in 2013.  In his new role, he will lead field strategy, including our auction business, and logistics.

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CarMax, Inc.

About CarMax

CarMax is the nation’s largest retailer of used cars, currently operating 180 stores in 39 states nationwide. CarMax revolutionized the auto industry by delivering the honest, transparent and high-integrity car buying experience customers want and deserve. For more than 20 years, CarMax has made car buying more ethical, fair and stress-free by offering a no-haggle, no-hassle experience and an incredible selection of vehicles. CarMax makes selling your car easy too, by offering no-obligation appraisals good for seven days. At CarMax, we’ll buy your car even if you don’t buy ours®. CarMax has more than 24,000 associates nationwide and for 13 consecutive years has been named as one of the Fortune 100 Best Companies to Work For®. During the twelve months ended February 28, 2017, the company retailed 671,294 used vehicles and sold 391,686 wholesale vehicles at its in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, succession plans, operations, opportunities or prospects are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.

•	Significant changes in prices of new and used vehicles.

•	Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loan receivables than anticipated.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

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CarMax, Inc.

•	Changes in consumer credit availability provided by our third-party finance providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic and sales growth, including the inability to effectively manage our growth.

•	The failure of or inability to sufficiently enhance key information systems.

•	The effect of various litigation matters.

•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

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The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	The performance of the third-party vendors we rely on for key components of our business.

•	Factors related to seasonal fluctuations in our business.

•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2017, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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